SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): June 10, 2002 (June 10, 2002)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


     Delaware                           I-91                     43-0337683
-------------------------         -------------           --------------------
(State of Incorporation)          (Commission                  (IRS Employer
                                   File Number)           Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)

Item 5. Other Matters

     On June 10, 2002, the Company announced that it expects earnings for the current quarter to be in line with previous estimates of $0.53 to $0.57 per share on a diluted basis. The Company is maintaining its expectation range of $2.35 to $2.42 per share on a diluted basis for the full year.


Item 7. Financial Statements and Exhibits

         (c)   Exhibits

               99   Press Release, dated June 10, 2002.



                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Furniture Brands International, Inc.




                         By:   /s/ Steven W. Alstadt
                               Steven W. Alstadt
                               Controller and Chief Accounting Officer





Dated: June 10, 2002

INFORMATION
 101 South Hanley Road
 St. Louis, Missouri 63105
 314-863-1100

FOR IMMEDIATE RELEASE


                   FURNITURE BRANDS INTERNATIONAL COMMENTS ON
                  OUTLOOK FOR SECOND QUARTER AND FULL YEAR 2002


St. Louis, Missouri, June 10, 2002 - Furniture Brands International (NYSE: FBN), announced today it expects earnings for the current quarter to be in line with previous estimates of $0.53 to $0.57 per share on a diluted basis.

W.G. (Mickey) Holliman, Chairman, President and Chief Executive Officer, said, "Since the beginning of the year we have seen order strength in the middle- and upper-middle price categories, particularly at Lane and more recently at Broyhill. These trends continue and both are having a strong quarter. We continue to believe business at the high end will improve throughout the second half but have yet to see meaningful year over year favorable comparisons at Thomasville, Henredon and Drexel Heritage."

Mr. Holliman concluded, "We remain encouraged by the solid performance of the Company's middle- and upper-middle segments and remain optimistic of a second half rebound for the high end. We are currently projecting diluted earnings per share in the $0.53 to $0.57 range for the second quarter and we are maintaining our full-year expectation range of $2.35 to $2.42. We will provide further guidance upon the issuance of our second quarter results on July 24, 2002."

Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The Company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company's expected earnings per share, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that our forecast for the second quarter and the year 2002 represent our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.